EXHIBIT 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Echelon Reports First Quarter 2017 Results

Exceeds Revenue and EPS Expectations

Santa Clara, Calif., May 4, 2017 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2017.

“First quarter results reflected better than anticipated embedded IoT product sales and our continued penetration in the outdoor lighting control solutions market,” said Ron Sege, Chairman and CEO. “Our differentiated connected lighting solutions are receiving high praise from the industry and from customers, evidenced by a growing number of follow-on orders and proof-of-concept installations ranging from cognitive video-based traffic adaptive lighting to white-tunable lighting that adapts to weather predictions. We are increasing our pace of innovation as we invest strategically for the future while continuing to effectively manage our cost structure.”

Financial Highlights

•	Revenues: $7.8 million

•	GAAP Operating expenses $5.6 million; Non-GAAP Operating expenses $5.2 million

•	GAAP Net Loss: $1.2 million; GAAP Net Loss per Share: $0.27

•	Non-GAAP Net Loss: $0.7 million; Non-GAAP Net Loss per Share: $0.17

•	Cash & investments: $21.6 million

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Revenues were $7.8 million in the first quarter, up from $7.5 million in the previous quarter and down from $8.6 million in the first quarter of 2016. The quarter over quarter increase in revenue was attributable to an improvement in our embedded systems business, while the year over year decrease resulted from the end of our shipments to Enel.

GAAP gross margin in the first quarter was 57.4% compared with 55.0% in the prior quarter and 56.0% a year ago. The increases in gross margin were the result of favorable product mix.

GAAP operating expenses for this quarter were $5.6 million, down from $5.8 million in the fourth quarter and up from $5.5 million from the same period last year. Non-GAAP operating expenses for the quarter were $5.2 million, close to the 10-year low of $5.1 million achieved last quarter, and down from $5.8 million a year ago. The annual decrease in non-GAAP operating expenses was primarily the result of lower compensation costs and a reduction in fees paid to third party service providers.

GAAP net loss for the quarter was $1.2 million, or $0.27 per share, roughly flat from last quarter’s net loss of $1.2 million, or $0.28 per share, and above the net loss of $0.9 million, or $0.20 per share, in the same period last year. The year over year increase in our net loss was due to the reduction in our revenues and the corresponding impact on gross profits.

Non-GAAP net loss for the first quarter was $0.7 million, or $0.17 per share, compared with non-GAAP net loss of $0.5 million, or $0.11 per share in the previous quarter and $1.2 million, or $0.27 per share a year ago.

Included in both our GAAP and non-GAAP results for the first quarter of 2017 were foreign currency translation losses of $88,000 which were attributable to fluctuations in our foreign currency denominated short-term intercompany balances. This compares to foreign currency translation losses of $221,000 in the first quarter of 2016 and gains of $549,000 in the fourth quarter of 2016.

Connect Lighting Customer Highlights

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Two universities outside of the US - one in Mexico, the other in the Caribbean - have placed orders for several thousand wireless networked lighting controllers. The Lumewave by Echelon® controllers are being used to optimize lighting levels during scheduled time periods.

•	A major defense installation commissioned a Lumewave by Echelon system for its base located in Chattanooga, TN. Echelon has now been specified on a second phase of the campus facility.

•	Systems integrator, Jiangsu Lianhong in China, recently completed a deployment of Echelon’s powerline communicating controllers to their campus energy management solution.

•	A variety of new Echelon connected lighting pilots were installed this quarter, including ones in Colombia, Qatar, Indonesia, and, within the US, in New Mexico, Texas, Oregon and Washington.

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Embedded Customer Highlights

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A Chinese manufacturer of trains, Qingdao Sifang, has chosen and designed in Echelon’s Free Topology IoT communications system-on-chips (SoCs) for a passenger train car braking system and Echelon’s powerline IoT communicating SoCs for a very heavy freight train braking system.

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Lab equipment manufacturer, Advance Laboratory System Engineering, has deployed Echelon’s Free Topology SoCs, and IzoT multi-protocol IoT routers for the design of a Direct Digital Controller for hospitals.

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Electronics supplier DigiKey added additional Echelon products to their existing worldwide distribution agreement, increasing the number of Echelon products they stock by almost 50% and training engineers on the Echelon platform. With this change, Echelon moves into the top 15% of DigiKey’s suppliers.

Technology Proof of Concept (POC) Highlights

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Lumewave by Echelon traffic adaptive lighting: The recently announced InSight™ Cognitive Vision system traffic counting application is designed to analyze traffic flows in-camera and automatically adjust light levels to enhance safety, while reducing energy consumption and maintenance costs. With Echelon’s InSight, each unit analyzes video streams locally and makes decisions about what light levels to set based on traffic volumes and conditions, triggering higher levels during peak hours and lower light levels during non-peak hours. Traffic adaptive lighting is expected to save additional energy during non-peak hours and improve safety during peak hours. This POC was deployed in Spokane, utilizing an existing lighting network to reduce deployment costs and complexity.

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Weather adaptive white tuning: Echelon has enabled the combination of white tuning and weather adaptive outdoor light controls to create optimized lighting for adverse weather conditions. Deployed at White Bear Lake, outside Minneapolis, Minnesota, the combination of white tuning and cloud-based weather prediction technologies can significantly improve visibility and safety in the city in response to changing weather predictions and customer desires. This project was delivered in collaboration with IBM Watson.

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Traffic cabinet energy monitoring: A proof of concept has been initiated with a U.S. utility customer to meter traffic cabinets using wireless control nodes, further enhancing the value of the network beyond simple lighting controls. Using an existing connected lighting network and LumInsight® CMS, the remote revenue grade metering of traffic cabinets is expected to save this utility company on deployment costs of stand-alone energy meters and provide a greater ROI for the lighting control system.

Product Highlights

With an increased focus on its extensible, multi-protocol ‘smart’ application platform, Echelon deployed the following Lumewave by Echelon products in the market. Reflecting a desire to innovate with maximum customer input, many of these releases are part of Echelon’s expanded beta testing program.

•	Cloud Hosted Central Management System (CMS):

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Echelon deployed the first beta version of its LumInsight 2.0 CMS for RF lighting controls and smart city applications. This CMS is capable of supporting a wide range of smart applications that enhance safety, quality of life and operational efficiencies. This beta goes beyond managing city streetlights and includes support for scheduling a variety of devices such as school zone safety flashers. It utilizes modern web technologies, including secure encrypted communications, and can be accessed using smartphones, tablets, laptops or desktops.

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Echelon also released LumInsight 1.3 of its enterprise and cloud CMS to beta versions. These versions support advanced sensor integration with lighting controls in indoor applications where high-wattage lighting is used, such as transportation hubs, terminals and industrial facilities.

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Echelon Internet of Things (IoT) Gateway: In conjunction with LumInsight 2.0, Echelon also deployed a limited beta release of its next generation IoT gateway platform. With its open standard IoT messaging architecture, the gateway is designed to enable IoT applications to run on the Echelon platform.

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The Generic Logistics Protocol (GLP): This is the device and protocol agnostic protocol that allows for the integration of lighting-enabled devices. Now in current limited beta customer deployment, GLP is used to communicate between the LumInsight 2.0 and the Lumewave IoT gateway over an easy-to-use modern web protocols. Relying on Echelon’s vast deployment experience, the GLP is flexible and can aid the integration of future IoT applications.

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Field Installation Smartphone Application: The smartphone or tablet application, released to limited beta customers, is designed to aid installers with capturing critical field survey data for the provisioning of Echelon’s connected lighting devices. The easy-to-use, step-by-step process utilizes the barcode scanner and GPS location to create a database of lighting assets which can be used to provision the LumInsight system. The field-generated data automatically syncs with LumInsight CMS.

Sales & Marketing Highlights

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LEDs Magazine recently chose Lumewave by Echelon PL-RF Gateway as the recipient of their prestigious Sapphire award in the “Smart and Connected SSL Technologies” category. The Echelon gateway is the only commercially-available outdoor control solution that seamlessly integrates two of the most widely used lighting control connectivity technologies-powerline and wireless-to provide flexibility, reduce deployment costs and ease maintenance. For example, in Bellingham, Washington, the city controls 3,600 fixtures ranging from roadway lights to decorative lamps using a single platform to provide comfort and safety to residents while achieving efficiency goals.

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Echelon will be exhibiting at LightFair International in Philadelphia, Pennsylvania from May 9-11, showcasing our new smart city and smart enterprise solutions for operational efficiency, safety and comfort.

Outlook

Echelon’s guidance for the second quarter of 2017 is as follows:

•	Total revenues are expected to be in a range of $7.2 million to $7.6 million

•	Gross margin is expected to be in a range of 53% to 55%

•	GAAP operating expenses are expected to be in a range of $5.3 million to $5.6 million

•	Non-GAAP operating expenses are expected to be in a range of $4.9 million to $5.2 million

•	GAAP loss per share is expected to be between $0.26 and $0.40, based on 4.4 million weighted average shares outstanding

•	Excluding expected non-cash equity compensation charges of $0.09 per share, non-GAAP loss per share is expected to be between $0.17 and $0.31

About Echelon Corporation

For more than 25 years Echelon (NASDAQ: ELON) has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 110 million devices installed worldwide, Echelon’s proven, scalable solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart enterprises through connected outdoor lighting systems, and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems. More information about Echelon can be found at www.echelon.com.

Echelon, Echelon logo, LumInsight, Insight, and Lumewave by Echelon are trademarks of Echelon Corporation that may be registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we have provided in this press release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures consist of (i) non-GAAP net income, which is defined as net income less stock-based compensation expense, adjustments to contingent consideration, restructuring, goodwill impairment, lease termination charges, and income tax effect of reconciling items, and (ii) non-GAAP net income per share, which is defined as non-GAAP net income divided by the fully diluted weighted-average number of shares outstanding.
We use these non-GAAP financial measures internally to analyze our financial results and trends, prepare and approve our annual budget, and develop short- and long-term operating plans. We believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. However, it is important to note that these non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. In addition, stock-based compensation expense and other excluded items may have a material impact on our reported financial results. As a result, these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Forward looking statements include, without limitation, statements regarding our future financial and operating performance, including our guidance for the second quarter of 2017, opportunities for future growth, the size of prospective markets, and our business strategy, plans and objectives. Actual results could differ materially from those projected in our forward-looking statements as a result of a number of risks and uncertainties, including, but not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; changes in our headcount growth or the fair market value of our common stock, either of which could impact our ability to estimate our future stock-based compensation expense; circumstances that may delay the time frame for achieving our business outlook; our ability to attract and retain talent; the risk of competition that may arise as the market develops or through consolidations in the industry; the timely development of our products and services and the ability of those products and services to perform as designed and meet customer expectations; the deployment and success of the pilot programs and proof of concepts, including the extent to which they result in follow-on orders; the risk that we do not meet expected or required shipment, delivery or acceptance schedules for our products, which could cause us to incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The financial information presented in this release reflects estimates based on information that is available to us at this time. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in our Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contact:
Annie Leschin
StreetSmart Investor Relations
(415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$8,325	$9,803
Restricted investments	1,250	1,250
Short-term investments	11,977	11,983
Accounts receivable, net	3,035	3,015
Inventories	2,516	2,570
Deferred cost of goods sold	1,235	1,104
Other current assets	1,025	900
Total current assets	29,363	30,625
Property and equipment, net	395	445
Other long-term assets	1,772	1,838
	$31,530	$32,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,728	$1,697
Accrued liabilities	1,550	2,174
Deferred revenues	3,558	3,671
Total current liabilities	6,836	7,542
Long-term liabilities	684	688
Total stockholders’ equity	24,010	24,678
	$31,530	$32,908

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$7,799	$8,647
Cost of revenues (1)	3,326	3,805
Gross profit	4,473	4,842
Operating expenses:
Product development (1)	2,227	2,193
Sales and marketing (1)	1,462	1,302
General and administrative (1)	1,924	2,011
Total operating expenses	5,613	5,506
Loss from operations	(1,140)	(664)
Interest and other income (expense), net	(65)	(205)
Loss before provision for income taxes	(1,205)	(869)
Income tax (benefit)/ expense	(6)	6
Net loss	$(1,199)	$(875)

Basic and diluted net loss per share	$(0.27)	$(0.20)

Shares used in computing net loss per share:
Basic	4,434	4,417
Diluted	4,434	4,417

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$29	$11
Product development	124	(1)
Sales and marketing	102	(121)
General and administrative	212	110
Total stock-based compensation expenses	$467	$(1)

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended
	March 31,
	2017	2016
GAAP net loss	$(1,199)	$(875)

Stock-based compensation	467	(1)
Adjustment to contingent consideration	—	(318)
Total non-GAAP adjustments to earnings from operations	467	(319)
Income tax effect of reconciling items	—	—
Non-GAAP net loss	$(732)	$(1,194)
Non-GAAP net loss per share:
Diluted	$(0.17)	$(0.27)
Shares used in computing net loss per share:
Diluted	4,434	4,417

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Cash flows provided by (used in) operating activities:
Net loss	$(1,199)	$(875)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	110	144
Increase in allowance for doubtful accounts	(7)	—
Increase in accrued investment income	(16)	(11)
Stock-based compensation	467	(1)
Adjustment to contingent consideration	—	(318)
Change in operating assets and liabilities:
Accounts receivable	(96)	(189)
Inventories	54	(433)
Deferred cost of goods sold	(125)	40
Other current assets	(124)	41
Accounts payable	42	113
Accrued liabilities	(545)	(904)
Deferred revenues	(39)	(131)
Deferred rent	(18)	109
Net cash used in operating activities	(1,496)	(2,415)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(5,979)	(3,992)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	6,000	4,000
Change in other long‑term assets	11	—
Capital expenditures	(16)	(5)
Net cash provided by (used in) investing activities	16	3

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(17)	(1)
Net cash used in financing activities	(17)	(1)

Effect of exchange rates on cash:	19	10

Net change in cash and cash equivalents	(1,478)	(2,403)
Cash and cash equivalents:
Beginning of period	9,803	7,691
End of period	$8,325	$5,288